Exhibit 99.1

BANCFIRST CORPORATION REPORTS SECOND QUARTER EARNINGS

OKLAHOMA CITY, July 15, 2021 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS:BANF) reported net income of $48.2 million, or $1.45 diluted earnings per share, for the second quarter of 2021 compared to net income of $20.7 million, or $0.63 diluted earnings per share, for the second quarter of 2020. Net income for the six months ended June 30, 2021 was $90.7 million, or $2.72 per share, compared to $43.3 million, or $1.31 per share, for the first half of 2020. The Company recorded a net benefit from reversal of provisions for credit losses of $9.9 million for both the second quarter and first half of 2021 compared to a provision for credit losses of $19.3 million for the second quarter of 2020 and $38.9 million for the first half of 2020. Also included in noninterest income and noninterest expense were a purchase gain and acquisition related expenses from the purchase and assumption transaction with The First National Bank and Trust Company of Vinita, Oklahoma, which resulted in a net benefit of approximately $2.0 million.

BancFirst Corporation Executive Chairman David Rainbolt commented, “There has been a 180 degree change in the perception of our economic direction from the second quarter of last year. The massive provisions in 2020 precipitated by the unknown consequences of the pandemic have given way to a stimulus driven economic turnaround both nationally and in Oklahoma. Although some caution remains regarding the sustainability of the recovery and possible effects of virus variants, we would anticipate more modest reserve reversals in the next quarter or two.”

The Company’s net interest income for the second quarter of 2021 increased to $82.4 million compared to $77.2 million for the second quarter of 2020, due primarily to $11.9 million in fee income from Paycheck Protection Program (PPP) loan forgiveness. The net interest margin for the quarter was 3.32% compared to 3.54% a year ago. Noninterest income for the quarter totaled $44.6 million, compared to $32.1 million last year. The increase in noninterest income was due to the aforementioned purchase gain for The First National Bank and Trust Company of Vinita, Oklahoma, $2.2 million in rental income from other real estate property, and a $2.7 million increase in income from debate card interchange fees. Noninterest expense for the quarter increased to $74.0 million compared to $64.7 million last year, due to approximately $3.4 million related to other real estate property management costs, the aforementioned acquisition related expenses, and $1.3 million in net occupancy and depreciation from the Company’s new corporate headquarters. The Company’s effective tax rate was 23.4% compared to 18.1% for the second quarter of 2020.

At June 30, 2021, the Company’s total assets were $11.0 billion, an increase of $1.8 billion from December 31, 2020. Loans totaled $6.2 billion, a decrease of $241.0 million from December 31, 2020 due primarily to a net decrease of approximately $284 million in PPP loans and approximately $21 million of loans that were sold with the Company’s Hugo, Oklahoma branch. Deposits totaled $9.7 billion, an increase of $1.7 billion from December 31, 2020. The increase in assets and deposits was primarily related to PPP and other government stimulus payments. At June 30, 2021, the balance of PPP loans was $368.6 million. The Company’s total stockholders’ equity was $1.1 billion, an increase of $63.7 million over December 31, 2020. Off-balance sheet sweep accounts totaled $2.6 billion at June 30, 2021 compared to $2.8 billion at December 31, 2020.

Nonaccrual loans represent 0.48% of total loans at June 30, 2021, down from 0.58% at year-end 2020. Net charge-offs for the quarter were 0.06% of average loans, compared to none in the second quarter of 2020. The allowance for credit losses to total loans was 1.35% at June 30, 2021 compared to 1.42% at year-end 2020, and the allowance for credit losses to nonaccrual loans was 281.73% compared to 243.35% at year-end 2020. At June 30, 2021, the Company’s nonaccrual loans decreased $7.7 million from year-end 2020, due to resolutions of several loans, which was slightly offset by $7.3 million of nonaccrual loans acquired from The First National Bank and Trust Company of Vinita, Oklahoma. At June 30, 2021, the Company’s other real estate owned (OREO) increased $8.0 million from December 31, 2020, and included approximately $4.0 million due to the repossession of one commercial real estate property, $2.4 million from the decommissioning of the Company’s previous headquarters, and $2.5 million acquired from The First National Bank and Trust Company of Vinita, Oklahoma.

On June 17, 2021, the Company completed a private placement, under Regulation D of the Securities Act of 1933, of $60 million aggregate principal amount of 3.50% Fixed-to-Floating Rate Subordinated Notes due 2036 (the “Subordinated Notes”) to various institutional accredited investors. The Subordinated Notes have been structured to qualify as Tier 2 capital under bank regulatory guidelines. The net proceeds to the Company from the sale of the Subordinated Notes was approximately $59.15 million after deducting commissions and offering expenses.  The Company expects to use the proceeds from the sale of the Subordinated Notes for general corporate purposes.

On May 20, 2021, the Company completed the purchase and assumption transaction with The First National Bank and Trust Company of Vinita, Oklahoma to purchase certain of its assets and assume its deposits and certain other obligations. The First National Bank and Trust Company of Vinita had banking locations in Vinita and Grove, Oklahoma. These banking locations became branches of BancFirst. The Company purchased approximately $284 million in total assets, $195 million in loans, and $256 million in deposits.

BancFirst Corporation CEO David Harlow commented, “The story for the quarter and for the first six months of the year is the reversal of loan loss reserve compared to significant provisions in the first half of 2020 in addition to the continued realization of PPP loan fees as a result of ongoing PPP loan forgiveness. Our margin (absent non-recurring PPP loan fees) continues to be under pressure as government stimulus driven deposit growth has far outstripped loan growth. Our challenge for the remainder of 2021 and into 2022 will be to sustain the trajectory of non-interest income growth while generating loan growth in the emerging post-pandemic economy.”

BancFirst Corporation (the Company) is an Oklahoma based financial services holding company.  The Company operates two subsidiary banks, BancFirst, an Oklahoma state-chartered bank with 106 banking locations serving 58 communities across Oklahoma, and Pegasus Bank, with 3 banking locations in Dallas, TX. More information can be found at www.bancfirst.bank.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters.  Forward-looking statements include estimates and give management’s current expectations or forecasts of future events.  The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time.  Actual results may differ materially from forward-looking statements.

For additional information call:

Kevin Lawrence, Chief Financial Officer at (405) 270-1003 or

David Harlow, Chief Executive Officer at (405) 270-1082.

BancFirst Corporation

Summary Financial Information

(Dollars in thousands, except per share and share data - Unaudited)

	2021	2021	2020	2020	2020
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Condensed Income Statements:
Net interest income	$82,363	$77,206	$79,535	$75,852	$77,208
(Benefit from) provision for credit losses	(9,949)	—	4,992	18,740	19,333
Non-interest income:
Trust revenue	3,264	3,102	2,976	3,131	3,368
Service charges on deposits	20,524	19,100	19,796	19,078	16,760
Securities transactions	172	95	156	—	(595)
Income from sales of loans	2,133	2,010	1,852	1,873	1,561
Insurance commissions	5,015	5,989	5,680	5,197	4,443
Cash management	3,068	3,003	3,135	3,701	4,255
Other	10,442	6,636	1,825	1,595	2,290
Total noninterest income	44,618	39,935	35,420	34,575	32,082

Non-interest expense:
Salaries and employee benefits	41,992	39,577	40,750	41,995	42,226
Occupancy expense, net	4,528	4,348	4,533	4,503	3,839
Depreciation	4,133	3,877	3,779	3,795	3,544
Amortization of intangible assets	809	793	915	968	968
Data processing services	1,660	1,678	1,763	1,669	1,629
Net expense from other real estate owned	3,357	1,510	420	196	(12)
Marketing and business promotion	1,648	1,879	1,671	1,485	1,485
Deposit insurance	766	876	857	723	365
Other	15,130	10,425	10,923	10,749	10,607
Total noninterest expense	74,023	64,963	65,611	66,083	64,651
Income before income taxes	62,907	52,178	44,352	25,604	25,306
Income tax expense	14,715	9,658	8,994	4,714	4,576
Net income	$48,192	$42,520	$35,358	$20,890	$20,730
Per Common Share Data:
Net income-basic	$1.47	$1.30	$1.08	$0.64	$0.64
Net income-diluted	1.45	1.27	1.06	0.63	0.63
Cash dividends declared	0.34	0.34	0.34	0.34	0.32
Common shares outstanding	32,784,513	32,771,013	32,719,852	32,679,191	32,662,691
Average common shares outstanding -
Basic	32,779,227	32,756,852	32,690,296	32,668,789	32,651,262
Diluted	33,405,923	33,408,116	33,275,550	33,168,938	33,075,493
Performance Ratios:
Return on average assets	1.79%	1.69%	1.45%	0.86%	0.88%
Return on average stockholders’ equity	17.42	15.90	13.25	7.89	7.99
Net interest margin	3.32	3.36	3.54	3.40	3.54
Efficiency ratio	58.29	55.46	57.08	59.84	59.16

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	Six months ended
	June 30,
	2021	2020
Condensed Income Statements:
Net interest income	$159,569	$151,281
(Benefit from) provision for credit losses	(9,949)	38,916
Non-interest income:
Trust revenue	6,366	7,023
Service charges on deposits	39,624	35,564
Securities transactions	267	(545)
Income from sales of loans	4,143	2,342
Insurance commissions	11,004	10,119
Cash management	6,071	8,575
Other	17,078	4,149
Total noninterest income	84,553	67,227

Non-interest expense:
Salaries and employee benefits	81,569	81,982
Occupancy expense, net	8,876	7,385
Depreciation	8,010	7,035
Amortization of intangible assets	1,602	1,932
Data processing services	3,338	3,321
Net income (expense) from other real estate owned	4,867	(2,147)
Marketing and business promotion	3,527	3,840
Deposit insurance	1,642	501
Other	25,555	22,187
Total noninterest expense	138,986	126,036
Income before income taxes	115,085	53,556
Income tax expense	24,373	10,218
Net income	$90,712	$43,338
Per Common Share Data:
Net income-basic	$2.77	$1.33
Net income-diluted	2.72	1.31
Cash dividends declared	0.68	0.64
Common shares outstanding	32,784,513	32,662,691
Average common shares outstanding -
Basic	32,768,102	32,665,425
Diluted	33,407,693	33,197,391
Performance Ratios:
Return on average assets	1.74%	0.97%
Return on average stockholders’ equity	16.67	8.42
Net interest margin	3.34	3.68
Efficiency ratio	56.93	57.68

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2021	2021	2020	2020	2020
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Balance Sheet Data:

Total assets	$11,015,287	$10,549,305	$9,212,357	$9,618,868	$9,612,453
Interest-bearing deposits with banks	4,475,941	2,788,316	1,336,394	1,609,462	1,583,116
Debt securities	563,771	520,543	555,196	596,941	608,031
Total loans	6,207,262	6,380,108	6,448,225	6,660,694	6,696,856
Allowance for credit losses	(83,963)	(90,860)	(91,366)	(106,126)	(89,500)
Deposits	9,728,389	9,371,940	8,064,704	8,495,891	8,486,671
Stockholders' equity	1,131,591	1,094,671	1,067,885	1,043,752	1,034,199
Book value per common share	34.52	33.40	32.64	31.94	31.66
Tangible book value per common share (non-GAAP)(1)	29.35	28.27	27.47	26.74	26.43
Balance Sheet Ratios:
Average loans to deposits	65.36%	70.84%	77.02%	78.55%	79.78%
Average earning assets to total assets	92.01	91.54	91.82	91.99	92.23
Average stockholders' equity to average assets	10.25	10.64	10.91	10.90	10.96
Asset Quality Data:
Past due loans	$4,386	$5,282	$4,802	$6,412	$5,382
Nonaccrual loans (5)	29,802	35,326	37,545	82,385	49,477
Restructured loans	7,485	7,801	7,784	2,837	3,213
Total nonperforming and restructured loans	41,673	48,409	50,131	91,634	58,072
Other real estate owned and repossessed assets	40,183	30,320	32,480	4,939	4,948
Total nonperforming and restructured assets	81,856	78,729	82,611	96,573	63,020
Nonaccrual loans to total loans	0.48%	0.55%	0.58%	1.24%	0.74%
Nonaccrual loans to total Non-PPP loans (non-GAAP)(3)	0.51	0.62	0.65	1.41	0.84
Nonperforming and restructured loans to total loans	0.67	0.76	0.78	1.38	0.87
Nonperforming and restructured loans to total Non-PPP loans (non-GAAP)(3)	0.71	0.85	0.86	1.57	0.99
Nonperforming and restructured assets to total assets	0.74	0.75	0.90	1.00	0.66
Allowance to total loans	1.35	1.42	1.42	1.59	1.34
Allowance to total Non-PPP loans (non-GAAP)(3)	1.44	1.60	1.58	1.82	1.52
Allowance to nonaccrual loans	281.73	257.20	243.35	128.82	180.89
Allowance to nonperforming and restructured loans	201.48	187.69	182.26	115.81	154.12
Net charge-offs to average loans	0.06	0.01	0.30	0.03	0.00

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(2):

Stockholders' equity	$1,131,591	$1,094,671	$1,067,885	$1,043,752	$1,034,199
Less goodwill	149,922	149,922	149,922	149,922	149,922
Less intangible assets, net	19,283	18,206	18,999	19,914	20,882
Tangible stockholders’ equity (non-GAAP)	$962,386	$926,543	$898,964	$873,916	$863,395
Common shares outstanding	32,784,513	32,771,013	32,719,852	32,679,191	32,662,691
Tangible book value per common share (non-GAAP)	$29.35	$28.27	$27.47	$26.74	$26.43

(1) Refer to the “Reconciliation of Tangible Book Value per Common Share (non-GAAP)” Table.

(2)     Tangible book value per common share is stockholders’ equity less goodwill and intangible assets, net, divided by common shares outstanding. This amount is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate the financial condition and capital strength of the Company. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

Reconciliation of Non-PPP loan ratios (non-GAAP)(4):

Total loans	$6,207,262	$6,380,108	$6,448,225	$6,660,694	$6,696,856
Less PPP loans	368,620	713,714	652,693	831,703	825,093
Total Non-PPP loans (non-GAAP)	$5,838,642	$5,666,394	$5,795,532	$5,828,991	$5,871,763

Nonaccrual loans (5)	29,802	35,326	37,545	82,385	49,477
Nonaccrual loans to total Non-PPP loans (non-GAAP)	0.51%	0.62%	0.65%	1.41%	0.84%
Total nonperforming and restructured loans	41,673	48,409	50,131	91,634	58,072
Nonperforming and restructured loans to total Non-PPP loans (non-GAAP)	0.71%	0.85%	0.86%	1.57%	0.99%
Allowance for credit losses	(83,963)	(90,860)	(91,366)	(106,126)	(89,500)
Allowance to total Non-PPP loans (non-GAAP)	1.44%	1.60%	1.58%	1.82%	1.52%

(3) Refer to the “Reconciliation of Non-PPP loan ratios (non-GAAP)” Table.

(4)     Nonaccrual loans to total Non-PPP loans is nonaccrual loans, divided by total loans less Paycheck Protection Program (PPP) loans. Nonperforming and restructured loans to total Non-PPP loans is nonperforming and restructured loans, divided by total loans less PPP loans. Allowance to total Non-PPP loans is allowance for credit losses, divided by total loans less PPP loans. These amounts are non-GAAP financial measures but have been included as they are considered critical metrics with which to analyze and evaluate the financial condition and capital strength of the Company. These measures should not be considered substitutes for operating results determined in accordance with GAAP.

(5) Government Agencies guarantee approximately $3.5 million of nonaccrual loans at June 30, 2021.

BancFirst Corporation

Consolidated Average Balance Sheets

And Interest Margin Analysis

Taxable Equivalent Basis

(Dollars in thousands - Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2021			June 30, 2021
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$6,300,418	$82,598	5.26%	$6,350,354	$160,363	5.09%
Securities – taxable	534,774	1,602	1.20	528,272	3,295	1.26
Securities – tax exempt	15,058	88	2.35	17,187	177	2.08
Federal funds sold and interest-bearing deposits with banks	3,111,009	825	0.11	2,751,005	1,420	0.10
Total earning assets	9,961,259	85,113	3.43	9,646,818	165,255	3.45
Nonearning assets:
Cash and due from banks	274,168			271,523
Interest receivable and other assets	684,089			683,978
Allowance for credit losses	(92,899)			(91,731)
Total nonearning assets	865,358			863,770
Total assets	$10,826,617			$10,510,588
LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Transaction deposits	$856,800	$156	0.07%	$812,145	$304	0.08%
Savings deposits	3,692,119	939	0.10	3,598,589	2,045	0.11
Time deposits	657,473	908	0.55	657,704	1,976	0.61
Short-term borrowings	2,145	-	0.06	2,534	1	0.05
Junior subordinated debentures	27,454	578	8.44	27,131	1,069	7.94
Total interest-bearing liabilities	5,235,991	2,581	0.20	5,098,103	5,395	0.21
Interest-free funds:
Noninterest-bearing deposits	4,432,892			4,270,391
Interest payable and other liabilities	47,868			44,713
Stockholders’ equity	1,109,866			1,097,381
Total interest free funds	5,590,626			5,412,485
Total liabilities and stockholders’ equity	$10,826,617			$10,510,588
Net interest income		$82,532			$159,860
Net interest spread			3.23%			3.24%
Effect of interest free funds			0.09%			0.10%
Net interest margin			3.32%			3.34%